Exhibit 4.1

SECOND AMENDMENT dated as of January 8, 2016 (this “Amendment”), to the SECTION 382 RIGHTS AGREEMENT dated as of October 31, 2013, as amended as of June 24, 2014 (as so amended and in effect from the date hereof, the “Rights Agreement”), between ARIAD PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent (the “Rights Agent”).

WHEREAS, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 26 thereof;

WHEREAS, the Company desires to amend the Rights Agreement to accelerate the Final Expiration Date as provided herein and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto hereby agree as follows:

SECTION 1. Capitalized Terms. Capitalized terms used but not otherwise defined herein shall have the meanings specified in the Rights Agreement.

SECTION 2. Amendment. The definition of the term “Final Expiration Date” in the Rights Agreement and the Form of Right Certificate attached thereto is hereby amended to be the Close of Business on January [8], 2016. All references in the Rights Agreement and in the Form of Right Certificate attached thereto to the Final Expiration Date, or to October 30, 2016 as the expiration date of the Rights Agreement and the rights plan established thereunder, shall be deemed to refer to the Close of Business on January [8], 2016.

SECTION 3. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof.

SECTION 4. Governing Law. This Amendment shall be deemed to be a contract made under the law of the State of Delaware and for all purposes shall be governed by and construed in accordance with the law of such State applicable to contracts to be made and performed entirely within such State.

SECTION 5. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Amendment and the amendments set forth in Section 2 hereof shall become effective on the date first referenced above.

SECTION 6. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 7. Rights Agreement as Amended. From and after the date hereof, any reference to the Rights Agreement and the Form of Right Certificate attached thereto shall mean such agreement or certificate, as applicable, as amended hereby.

SECTION 8. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ARIAD PHARMACEUTICALS, INC.

By:	/s/ Thomas J. DesRosier
Thomas J. DesRosier
Executive Vice President, Chief Legal and
Administrative Officer and Secretary

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent

By:	/s/ Tyler Haynes
Tyler Haynes
Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO RIGHTS AGREEMENT]

ARIAD PHARMACEUTICALS, INC.

Officer’s Certificate

The undersigned, Thomas J. DesRosier, Executive Vice President, Chief Legal and Administrative Officer and Secretary of ARIAD Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby certify, pursuant to Section 26 of the Section 382 Rights Agreement dated as of October 31, 2013, as amended as of June 24, 2014 (as so amended and in effect from the date hereof, the “Rights Agreement”), between the Company and Computershare Trust Company, N.A., as Rights Agent, that the Second Amendment to the Rights Agreement attached hereto as Exhibit A complies with Section 26 of the Rights Agreement.

Dated: January 8, 2016

Name:	Thomas J. DesRosier
Title:	Executive Vice President, Chief Legal and Administrative Officer and Secretary

EXHIBIT A

[SECOND AMENDMENT]